UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 9, 2005

SCANSOFT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-27038	94-3156479

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices, including Zip Code)
(978) 977-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On August 9, 2005, ScanSoft, Inc. announced its financial results for the fiscal quarter ended June 30, 2005. The press release and the reconciliation contained therein, which have been attached as Exhibit 99.1 and incorporated herein, disclose certain financial measures that may be considered non-GAAP financial measures because they exclude, as applicable, non-cash taxes, non-cash interest expense, the amortization of intangible assets, non-cash stock-based compensation and restructuring charges. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures are provided to enhance the user’s overall understanding of ScanSoft’s current financial performance and ScanSoft’s prospects for the future. Management believes that these non-GAAP financial measures present a useful measure of ScanSoft’s operating performance because they exclude identified non-cash and restructuring charges. Management uses these measures for evaluating historical performance and for forecasting and planning for future periods. These measures, however, should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with generally accepted accounting principles. The non-GAAP measures included in ScanSoft’s press release have been reconciled to the nearest GAAP measure.
     The information in this Form 8-K and the Exhibit attached hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

99.1	Press Release dated August 9, 2005 by ScanSoft, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSoft, Inc.

	By:	/s/ James R. Arnold, Jr.

James R. Arnold, Jr.
Senior Vice President and Chief Financial Officer

Date: August 9, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 9, 2005 by ScanSoft, Inc.